Q3 2026 Investor Letter Q3 2026 Investor Letter Exhibit 99.2

2 Q3 2026 Letter to Our Investors Dear Investor, The third quarter marked our first full quarter operating under a simpler, more focused business model. In the first half of 2026, we sunset legacy membership products and fleet operations while also unifying sales and service under the Wheels Up brand. These actions shed unprofitable activities, strengthened execution and sharpened our focus on the customers, products and flying opportunities we believe drive the greatest long-term value. As we move beyond the most significant elements of our transformation, the underlying strength and potential of the business we are building is becoming increasingly visible. The third quarter offered encouraging signs that our strategy is gaining traction. Key highlights include: • Surpassed 1,500 Wheels Up Signature members in the first year since launch, exceeding the number of remaining legacy memberships for the first time. This includes successful renewal and conversion of 1,000 legacy members to the Signature program while attracting 500 new members, the largest cohort of which were former Wheels Up members returning to the program. • Demand for our fully transitioned premium fleet continued to grow, with Phenom and Challenger revenue increasing by 120% year-over-year, supported by improved utilization and ongoing investment in fleet consistency, including achieving 100% installed high-speed satellite Wi-Fi. For more detailed information on Wheels Up’s financial and operating results for the third quarter ended September 30, 2026, please visit https://investors.wheelsup.com. In addition, please see “Definitions of Non-GAAP Financial Measures,” “Reconciliations of Non-GAAP Financial Measures” and “Definitions of Key Operating Metrics” at the end of this Investor Letter for more information about measures described herein • Revenue from premium fleets also represented a majority of our private jet flight revenue mix for the first time since launching our Signature membership program just one year ago. • In support of our 2027 growth plans, we announced a landmark order for six factory-new Phenom 300E aircraft from Embraer, expected to be delivered in the third and fourth quarters of 2027, which will add to our growing fleet and help ensure planned capacity keeps pace with strong customer demand signals. • Delivered improvement across all key operational metrics, including Completion Rate, On-time Performance, extended delays and Net Promoter Score, while achieving 163 Brand Days (zero cancellations) year to date through September. • Ranked sixth among U.S. airlines in the 2026 Condé Nast Traveler’s Readers' Choice Awards. • Launched The Right Way to Fly, a refreshed brand campaign that reflects the reliability, service and premium experience delivered through Wheels Up’s customer-centric business model. • Continued to deepen our partnership with Delta Air Lines, underscored by an additional financing commitment intended to accelerate the impact of our business transformation.

Third Quarter Performance

GAAP Revenue declined by 11% year-over-year, approximately 3% of which was attributable to the disposition of non-core services businesses in the third quarter of 2025. Growth in Wheels Up's Signature fleet revenue largely offset planned reductions from winding down our legacy membership program while lower on-demand charter revenue was driven by declines in cargo and group charter.

TOTAL REVENUE ($M)


$185
$180
$184
$169
$182
$165
3Q25
4Q25
1Q26
2Q26
3Q26

3Q25 includes approximately $6M in revenue associated with non-core services business, divested in mid-August



Our Wheels Up Signature Membership program grew to more than 1,500 members during the quarter, increasing by 130% year to date, while legacy memberships declined by 62%. As the Signature program has annualized and members are reaching their renewal dates, we are seeing retention rates 20-30 percentage points higher than historical legacy member retention. Importantly, many of the new customers joining the Signature program are returning to Wheels Up due largely to our upgraded premium fleet and greatly improved operational performance.


UP
N943UP

MEMBERSHIP TRANSITION


Legacy
Signature[1]
3,042
2,269
1,811
1,278
807
8
600
862
1,205
1,542
3Q25
4Q25
1Q26
2Q26
3Q26

[1] *Reflects Wheels Up Signature members and Custom Enterprise Solutions accounts modeled after Wheels Up Signature Membership*

SIGNATURE BLOCK DEPOSITS


$59
$104
3Q25
3Q26

Signature member block deposits grew 75% year-over-year, with the absence of legacy block sales that sunset in the first quarter of 2026 being the primary contributor of lower overall membership fund sales year to date. The third quarter also saw quarterly Signature membership fund sales surpass $100 million for the first time in 2026, with additional momentum expected in fourth quarter – historically our strongest block sales quarter of the year.

3

Third quarter Private Jet Flight Revenue declined by 7% year-over-year, with 120% revenue growth on our expanding fleet of Phenoms and Challengers partially offsetting planned declines in legacy revenue as we wind-down our legacy programs. This represents an important inflection point in our business transformation as Signature fleet revenue represented a majority of our private jet flight revenue mix for the quarter, just one year after launch of the Signature membership program.

PRIVATE JET FLIGHT REVENUE ($M) BY FLEET TYPE



Signature
Other
$155
$162
$144
$158
$144
78%
74%
69%
60%
49%
22%
26%
31%
40%
51%
3Q25
4Q25
1Q26
2Q26
3Q26

Landmark New Jet Order is Next Step in Fleet Transformation

With fleet modernization completed approximately 18 months ahead of schedule, the early benefits of investing in these assets are starting to materialize, including a 31% year-over-year improvement in Utility for the third quarter. Notably, the Phenom fleet achieved its highest performance of the year at nearly 57 Utility hours for the quarter as aircraft return to service following brand standard refurbishment investments in paint, cabin modifications and satellite Wi-Fi that help to ensure a consistent, premium customer experience. With much of our fleet now brand ready, we see the transitory headwinds of our fleet modernization program abating as we close the year.

ACTIVE FLEET UTILITY



+31% YoY
43.1
41.5
38.2
50.6
56.3
3Q25
4Q25
1Q26
2Q26
3Q26

To meet the expected growth in customer demand, we plan to increase our fleet size by 20-30% in 2027. We are taking an opportunistic approach to achieve that ambitious fleet growth target, pursuing the best available aircraft across both the new and pre-owned markets. As part of this strategy, we announced that we have placed our first-ever direct order of factory-new aircraft from Embraer, building on our long-standing relationship, for six Phenom 300E premium jets. These aircraft will be delivered brand ready with satellite Wi-Fi installed, expected in the third and fourth quarters of 2027.

SCALING PREMIUM FLEETS



Phenom
Challenger
24
5
19
30
9
21
43
14
29
44
15
29
50-60
3Q25
YE25
3Q26
YE26 Estimate
YE27 Estimate



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N662UP

"This agreement marks an important milestone in our relationship with Wheels Up and reflects the work and planning that began in 2024 to bring new Phenom 300E aircraft into their fleet," said Michael Amalfitano, President & CEO of Embraer Executive Jets.

4

Raising the Bar on Operational Excellence

Our recent fleet investments have combined with ongoing operational execution to deliver measurable improvements in reliability, consistency and customer satisfaction. Through September, Wheels Up achieved 163 Brand Days (days with zero operational cancellations), surpassing our full-year objective while continuing to improve performance across all key operating metrics.

- During the third quarter, Wheels Up achieved a Completion Rate of 99.3% which equates to 68% fewer cancellations vs. the same time period last year.
- On-Time Performance (A-30, or arrival within 30 minutes of the scheduled time) reached 86%, improving nearly 4 points year-over-year and reducing delayed flights by almost 50%.
- Delays of three or more hours occurred on ~1% of trips in the third quarter – down 53% from a year ago – reflecting the operational reliability that protects the customer experience and allows customers to make plans with confidence.
- In addition to the Brand Day metric, Wheels Up has begun tracking days without any cancellations or delays of three or more hours, achieving 69 such days thus far in 2026.

Metric	3Q 2025	3Q 2026	vs. Prior Year	% YoY Growth
Brand Days	25	61	+36	+144%
% of days	*27%*	*67%*		
Completion Rate	98.5%	99.3%	+0.8 pts	68% fewer cancellations
On-Time Performance (A-30)	82.7%	86.4%	+3.7 pts	46% fewer delays
3+ Hour Delay Rate	1.9%	1.3%	-0.6 pts	53% fewer 3+ hour delays

Expanding our Strong Partnership with Delta

Our partnership with Delta continues to deliver tangible commercial results, most visibly in the corporate channel. Corporate bookings grew by 38% year-over-year amongst active members across our private jet and charter offerings combined. Building a more balanced corporate and leisure customer base supports better fleet utilization as demand patterns smooth across days of week and seasonal peaks.

Subsequent to the end of the quarter, we entered into an additional $100 million revolving credit facility provided by Delta. Delta's pivotal role in providing financial support and continuing to invest in our commercial partnership reflects the strategic nature of our enterprise relationship, helping to accelerate the impact of our premium fleet and membership product transition.


Excellence
doesn't run
in the family.
It flies in it.
WHEELS UP
PRIVATE AVIATION.
THE RIGHT WAY.

5

Building the Foundation for Sustained Profitability

Our third quarter results reflect continued progress toward a more efficient and financially sustainable business. With fleet transformation complete and Signature membership revenue now accounting for a majority of our private jet flight revenue mix, we are beginning to realize the benefits of a more favorable product mix, stronger fleet economics and improved operational performance.

While temporary transition-related costs continue to affect reported results, the underlying trends in our premium fleet and membership business reinforce our confidence in the long-term earnings potential of Wheels Up.

GAAP Net Loss was $89 million in the third quarter, compared to $84 million in the prior year period. The year-over-year increase in Net Loss was primarily attributable to temporary inefficiencies associated with the legacy fleet retirements as well as higher interest expense as we continued investing in our premium fleet and utilized financing to solidify the impact of our transformation strategy.



NET LOSS ($M)
3Q25
4Q25
1Q26
2Q26
3Q26
($84)
($29)
($83)
($107)
($89)

Adjusted EBITDAR loss of $13 million during the quarter improved by $10 million versus the prior-year period, or 44% year-over-year, driven primarily by the increasing contribution from our Signature membership platform and premium fleet economics. We are beginning to realize the benefits of a more favorable revenue mix and stronger unit economics as Signature adoption continues to accelerate and remaining legacy memberships convert or expire.



ADJUSTED EBITDAR ($M)
3Q25
4Q25
1Q26
2Q26
3Q26
($23)
($2)
($21)
($20)
($13)

Adjusted Contribution Margin expanded by nearly 4 points to 16.4% for the quarter, showing continued improvement amidst continued pressure from transitory inefficiencies associated with the final stages of our business transformation. Importantly, year-over-year margin growth is being achieved despite ongoing transitory headwinds associated with exiting our legacy fleets and program while scaling our premium fleets.



ADJUSTED CONTRIBUTION MARGIN
~4 pts
~3.5 pts
~5 pts
~6 pts
~3 pts
12.7%
19.0%
8.7%
12.4%
16.4%
3Q25
4Q25
1Q26
2Q26
3Q26
Estimated impact of transitory inefficiencies and sale of non-core services businesses in 2025

6

7 Reintroducing the Wheels Up Brand Wheels Up continues to transform its business, and we are now focused on ensuring our market positioning reflects the company we are today. Our new brand declaration and “The Right Way” campaign bring that transformation to life, highlighting a differentiated value proposition built around access, flexibility, ease and attention to detail. We are reinforcing that positioning through targeted experiences and partnerships, including Monterey Car Week and Fraser Yachts, as well as third-party recognition from the 2026 Condé Nast Traveler Readers’ Choice Awards. Together, these initiatives are designed to increase brand consideration, deepen customer relationships and support long-term growth.

8 Looking Ahead to 2027 As we look to 2027, our focus is responsible, profitable growth: with a strong market proposition that allows us to win and retain our highest-value customers, a growing fleet that is turning scale into higher utilization and margin, and a simplified business that can move faster. These priorities reinforce one another and create a commercial flywheel built on a stronger foundation: a growing Signature membership platform, a modernized premium fleet, and a more customer preferred offering supported by a sales and service organization focused on delivering the very best customer experience, every time. None of this progress would be possible without the whole Wheels Up team. To every member of our team, thank you for your extraordinary contributions this year. To our customers, thank you for entrusting us with your travel. And to our investors, thank you for your continued support as we work to realize the full potential of our company. Wheels Up – George November 5, 2026 ******************************

About Wheels Up Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs as well as premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com. Cautionary Note Regarding Forward-Looking Statements This investor letter contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program and charter solutions; (ii) Wheels Up’s ongoing business transformation, including its efforts to scale its premium aircraft fleet, dispose of retired legacy aircraft and implement operational efficiency and cost control initiatives, and its ability to execute such transformation on the timeline that it currently anticipates and realize the anticipated commercial, financial and operational benefits during and after the expected period of transition; (iii) the potential benefits or impacts to Wheels Up from strategic actions, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing debt and commercial arrangements; (iv) aircraft that Wheels Up is under contract to acquire or expects to acquire in the future, including its ability to consummate such acquisitions on the timeline it currently expects and fund the purchase price for such aircraft using available cash on-hand or other sources of available liquidity, including current or future debt financings, and the anticipated future business, financial and operational benefits to Wheels Up due to the acquisition of such aircraft; (v) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (vi) Wheels Up’s future liquidity, working capital levels, cash flows, debt and capital resources, and its ability to perform under its contractual and debt obligations in the future; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 filed with the SEC on August 5, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this investor letter.

Use of Non-GAAP Financial Measures This investor letter includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non- GAAP Financial Measures,” respectively, in this investor letter. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Accordingly, you are cautioned not to place undue reliance on this information. In addition, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Definitions of Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity- based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges and non-cash gains and losses on sales of aircraft or other assets. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs. We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for, among others, assessing operating performance, for strategic internal planning, annual budgeting, allocating resources and making operating decisions, for bonus program target achievement determinations and as performance metrics for certain equity incentive compensation awards, and as useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance. Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation. Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, as presented for purposes of the Adjusted EBITDA and Adjusted EBITDAR non-GAAP reconciliations, are non-operating items that are included in the computation of Net loss in the condensed consolidated statements of operations. Management believes that including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt in the non-GAAP reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss improves the usefulness and clarity of our non- GAAP financial measures by removing the impact of accounting gains or losses generated from aircraft dispositions and related debt repayments that are not indicative of our core operating performance. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts for the three and nine months ended September 30, 2025 presented herein have been recast to reflect this change. This update has no effect on any of our previously reported GAAP results. Please refer to the amended reconciliations furnished as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on October 9, 2026 for historical non- GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total Revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDAR

The following table reconciles each of Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net loss	$ (89,442)	$ (83,730)	$ (279,649)	$ (265,342)
Add back (deduct):				
Interest expense	39,133	23,510	97,390	65,474
Interest income	(322)	(631)	(1,130)	(2,615)
Income tax (benefit) expense	204	1,332	594	2,369
Other expense (income), net	81	(4)	153	165
Depreciation and amortization	12,671	13,926	36,505	47,626
Change in fair value of warrant liability	(20)	—	(20)	—
(Gain) loss on divestiture	—	(1,833)	507	(1,833)
Impairment on legacy fleet retirement	—	—	12,736	—
Gain on sale of aircraft held for sale	(292)	(3,737)	(3,390)	(12,491)
Loss on extinguishment of debt	57	19	99	79
Loss (gain) on disposal of assets, net	(478)	(480)	4,194	(3,749)
Equity-based compensation expense	12,276	12,499	36,207	33,455
Integration and transformation expense[(1)]	1,139	2,866	1,819	4,232
Fleet modernization expense[(2)]	—	8,697	—	21,816
Legacy fleet retirement[(3)]	5,385	—	16,460	—
Other[(4)]	726	624	1,927	21,991
Adjusted EBITDA[(5)]	$ (18,882)	$ (26,942)	$ (75,598)	$ (88,823)
Aircraft lease costs[(6)]	5,680	3,573	21,670	12,849
Adjusted EBITDAR[(5)]	$ (13,202)	$ (23,369)	$ (53,928)	$ (75,974)

(1) Consists of expenses associated with our global integration efforts, including charges for employee separation programs and third-party advisor costs.

(2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.

(3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.

(4) For the three and nine months ended September 30, 2026, primarily consists of ongoing lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the nine months ended September 30, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with our former New York City corporate office space.

(5) Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts have been recast to reflect this change. Adjusted EBITDA and Adjusted EBITDAR, as previously reported without any adjustment for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, for the three months ended September 30, 2025, were $(23.2) million and $(19.7) million, respectively, and for the nine months ended September 30, 2025, were $(76.4) million and $(63.6) million, respectively.

(6) Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.

Adjusted Contribution and Adjusted Contribution Margin

The following table reconciles Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenue	$ 164,787	$ 185,486	$ 515,708	$ 552,653
Less: Cost of revenue	(136,951)	(172,878)	(456,461)	(505,257)
Less: Depreciation and amortization	(12,671)	(13,926)	(36,505)	(47,626)
Gross profit (loss)	15,165	(1,318)	22,742	(230)
Gross margin	9.2%	(0.7)%	4.4%	—%
Add back (deduct):				
Depreciation and amortization	12,671	13,926	36,505	47,626
Equity-based compensation expense in Cost of revenue	64	24	174	202
Integration and transformation expense in Cost of revenue[(1)]	—	2,523	15	2,886
Fleet modernization expense in Cost of revenue[(2)]	—	8,681	—	19,463
Legacy fleet retirement-related expenses in Cost of revenue[(3)]	(861)	—	4,922	—
Other in Cost of revenue[(4)]	—	(336)	—	(936)
Adjusted Contribution	$ 27,039	$ 23,500	$ 64,358	$ 69,011
Adjusted Contribution Margin	16.4%	12.7%	12.5%	12.5%

(1) Consists of expenses associated with our global integration efforts, including charges for employee separation programs.
(2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4) Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Key Operating Metrics

In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business.

The following table summarizes our key operating metrics:

(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	% Change
Total Gross Bookings	$ 225,417	$ 266,627	(15)%
Private Jet Gross Bookings	$ 178,361	$ 209,695	(15)%
Live Flight Legs	7,774	11,593	(33)%
Private Jet Gross Bookings per Live Flight Leg	$ 22,943	$ 18,088	27 %
Utility(1)	56.3	43.1	31 %
Completion Rate	99.3 %	98.5 %	1 pp
On-Time Performance (A-30)	86.4 %	82.7 %	4 pp
On-Time Performance (D-60)	94.9 %	89.0 %	6 pp
3+ Hour Delay Rate	1.3 %	2.1 %	(1) pp

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	% Change
Total Gross Bookings	$ 734,408	$ 770,477	(5)%
Private Jet Gross Bookings	$ 562,210	$ 623,314	(10)%
Live Flight Legs	24,216	34,459	(30)%
Private Jet Gross Bookings per Live Flight Leg	$ 23,216	$ 18,089	28 %

(1) For the three months ended September 30, 2026, Utility for the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft in our controlled fleet were 55.8 and 66.9 hours, respectively. For the three months ended September 30, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 55.7, 52.6 and 39.5 hours, respectively. We retired our legacy fleets from revenue service in April 2026.

Definitions of Key Operating Metrics Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies. Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers. We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors. For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs, Group Charter Flights and Cargo Services. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate Flight revenue. Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings for each Live Flight Leg. Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy. Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations. On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. 3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.